UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2021 (March 3, 2021)

MORINGA ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40073	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 Park Avenue, 7th Floor
New York, NY	11040
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-6395

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	MACAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	MACA	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MACAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amended Current Report on Form 8-K (this “Amended Form 8-K”) is being filed by Moringa Acquisition Corp (the “Company,” “we”, “us” or “our”) in order to restate our audited balance sheet as of March 3, 2021 and related footnote disclosures (the “Subject Financial Statement”) that were appended as Exhibit 99.1 to our Current Report on Form 8-K that we originally filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2021 (the “Original Form 8-K”).

Background to Restated Balance Sheet Presentation

In the second quarter of 2021, the Company re-evaluated its accounting for its private placement warrants issued in connection with its initial public offering in February 2021. The Company determined that these private placement warrants should be treated as derivative liabilities pursuant to Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, rather than as components of shareholders’ equity as previously treated by the Company. As a result of that re-evaluation, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in consultation with Company’s management and independent public accounting firm, concluded that the Subject Financial Statement should be restated to correct the error in classification of private placement warrants from equity to liabilities at fair value upon issuance. Subsequent changes in fair value will be reported in our statement of operations in each reporting period.

The Audit Committee, in consultation with the Company’s management and independent public accounting firm, also concluded that all Class A ordinary shares that were sold to the public in our IPO are to be classified as temporary equity, thereby correcting an additional error of classification within the Subject Financial Statement. In accordance with ASC 480-10-S99 -3A “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In the Subject Financial Statement attached to the Original Form 8-K, the Company incorrectly classified 882,697 Class A ordinary shares as permanent equity, whereas only 480,000 Class A ordinary shares should have been so classified. The excess 402,697 Class A ordinary shares that were originally incorrectly classified as permanent equity have been reclassified as temporary equity in our restated Subject Financial Statement that is attached to this Amended Form 8-K, thereby yielding a total of 11,500,000 Class A ordinary shares (the shares sold to the public in our IPO, which are subject to redemption) as temporary equity.

The Audit Committee and the Company’s management have evaluated the impact of the above restatements and concluded that they are material to the Subject Financial Statement. Consequently, the Audit Committee determined that the Subject Financial Statement should not be relied upon, and have restated it in this Amended Form 8-K.

Item 8.01. Other Events.

As reported previously in Current Reports on Form 8-K filed by us on February 22, 2021 and March 16, 2021, we consummated the closings of our IPO on February 19, 2021 and March 3, 2021, selling 10,000,000 and 1,500,000 units to the public, on those respective dates and generating aggregate gross proceeds of $100,000,000 and $15,000,000 to the Company from those respective closings.

Substantially concurrently with the two closings of the IPO, we completed the private sale (the “Private Placement”) of 350,000 units and 30,000 units (the “Private Placement Units”), respectively, in the aggregate, to Moringa Sponsor US L.P. and EarlyBirdCapital, Inc. at a purchase price of $10.00 per Private Placement Unit, generating aggregate gross proceeds to the Company of $3,800,000.

Following the respective closings, a total of $100,000,000 and $15,000,000 were deposited in Goldman Sachs money market funds and a JP Morgan Chase trust account, respectively.

An audited balance sheet as of March 3, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet, as of March 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021

MORINGA ACQUISITION CORP

	By:	/s/ Gil Maman
	Name:	Gil Maman
	Title:	Chief Financial Officer

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